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                                                                   EXHIBIT 10.37


                           L E A S E A G R E E M E N T

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN ERIC JUAN DE DIOS FLOURIE GEFFROY, REFUGIO GEFFROY DE FLOURIE, ELIZABETH PIERRET PEPITA FLOURIE GEFFROY AND EDITH ELIZABETH CUQUITA FLOURIE GEFFROY (HEREINAFTER REFERRED TO AS THE "LESSOR") AND ELECTRONICA LOWRANCE DE MEXICO, S.A. DE C.V., REPRESENTED HEREIN BY MR. DARRELL
J. LOWRANCE (HEREINAFTER REFERRED TO AS THE "LESSEE"), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.


                                 R E C I T A L S

I.- LESSOR hereby states:

A. That they are the co-owners of lots 313, 314, 315 at Colonia Pacheco, Ensenada, Baja California, Mexico (the "Lots").

B. That on August 25 and 30 of 1996, the parties of the present agreement executed a lease agreement (hereinafter referred to as "Lease Agreement") the subject of which is Fraction B with an area of 18,393.75 square meters.

C. That in clause sixteenth of the Lease Agreement, the parties thereto agreed that LESSEE would have the option and right to lease the LAND (hereinafter referred to as the "LAND") located to the east of Fraction B, which has an area of 16,443.00m2, on the terms and conditions contained therein.

D. That the LAND is free and clear of all liens and encumbrances that could affect the use and enjoyment of same.

E. That LESSEE executed its option to lease the LAND, and that they are willing to lease the LAND to the LESSEE pursuant to the terms and conditions of this agreement.



II.- LESSEE hereby states that:

A. It is a corporation duly organized and existing according to the Laws of the Mexican Republic, as evidenced by public deed No. 126,217, dated September 8, 1993, granted before Mr. Lic. Gabriel Moreno Mafud, Notary Public No. 2 for Tijuana, Baja California, Mexico.

B. That in accordance with the public deed above mentioned, he is duly authorized to execute this agreement, and further states that such authority has not been limited or revoked in any manner whatsoever.

C. That it wishes to lease from the LESSOR the LAND pursuant to the terms and conditions hereunder.


IN VIEW OF THE FOREGOING, the parties hereto agree as follows:

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                                  C L A U S E S

FIRST.- LEASE AND DELIVERY

The LESSOR hereby leases the LAND to the LESSEE, which is described in recital I
(C), of the present instrument, same that for greater precision is described in a plan, that signed by The parties is attached hereto and forms of integral part of same as Exhibit "A".

SECOND.- OCCUPANCY BY LESSEE

The LESSEE shall use the LAND for clean and light operations as per the authorizations and licenses which the LESSEE shall obtain from the environmental and other competent authorities, and therefore, agrees not to use the LAND for chemical, heavy or other industries of similar nature.

THIRD .- LEASE TERM

3.1 The term of this lease shall commence on October 1, 1997 (the Effective
Date) and shall end on September 30, 2006, subject to the stipulations contained in clause 10.1 of this agreement.

3.2 LESSEE shall have the option to renew this lease for four (4) additional terms of five (5) years each, on the terms and conditions set forth herein. Such option shall be exercised by providing LESSOR with notice of its intent to do so not less than three (3) months prior to the expiration of the then-current term.

FOURTH.- RENT

4.1 From the Effective Date, and payable in advance during the first 5 (five) days of each month, the LESSEE shall punctually pay to the LESSOR, as monthly rent, at its address or any other address as instructed by the LESSOR, and without deductions (except for those provided by the applicable tax laws), the amount of $7,077.00 DLLs. (seven thousand and seventy-seven dollars 00/100 in Curency of the United States of America).

4.2 After the fourth full year, LESSEE's monthly Base Rent shall be increased each year thereafter by a fixed amount of 3% per annum for each remaining year of the term of this lease.

4.3 All rental payments made after the term set forth above shall accrue delinquent interest at a rate of five percent (5%) per month.

FIFTH.- TAXES AND COSTS

The LESSOR shall be responsible of payment of the income and assets taxes to which it is obligated. On its part, the LESSEE shall be responsible for the payment of the real estate and any other taxes or costs which may affect the LAND including VAT, which may derive from this agreement or which may derive from the use of the LAND by the LESSEE. The LESSEE shall submit to the LESSOR evidence satisfactory to the LESSOR that such taxes have been paid.

SIXTH.- INDEMNIFICATION

If either party (the "Indemnified Party") is held responsible for any obligation undertaken by the other (the "Indemnifying Party"), the Indemnifying Party shall indemnify and hold the Indemnified

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Party harmless from any and all claims for damages or losses of any kind, and to restore or reimburse any and all such costs and expenses to the Indemnified
Party.

SEVENTH.- UTILITY SERVICES

The LESSEE agrees to request directly from the corresponding utility companies that the public services be rendered by such companies, to pay for the corresponding connection fees and to promptly pay for any and all utilities and related services furnished to the LESSEE in the LAND, including but not limited to water, gas, electricity, and telephone charges.

EIGHTH.- ASSIGNMENT AND SUBLETTING

8.1 The LESSEE may not assign its rights and obligations under this agreement unless the assignee is an affiliate of the LESSOR, nor may it sublet the LAND unless it obtains the prior written authorization of the LESSOR. Such
                                                                 ----
authorization shall not be unreasonably withheld.
-------------------

8.2 The LESSOR shall be entitled to assign, in whole or in part, its rights and obligations under this agreement. Consequently, the LESSEE hereby grants authorization to the LESSOR so that the latter may formalize, the assignments which it may deem appropriate. Likewise, LESSOR shall be expressly entitled to guarantee any of its present or future obligations with its rights under this agreement. LESSEE shall have the right to approve in writing in advance any such assignment by LESSOR and LESSOR agrees to provide LESSEE all names of the prospective individual owners of the entity to which LESSOR desires to assign the lease and the financial capability of such new entity and/or owners.

NINTH.- ACCESS TO THE LAND

9.1 The LESSOR or its authorized representatives shall have the right to enter the LAND in emergencies at all times, and at mutually agreeable times to make repairs, additions, or alterations on the LAND which it may be authorized or obligated to do under this agreement.

9.2 LESSOR, within a ninety (90) days period prior to the termination of this agreement, shall have the right to show the LAND to any prospective clients, provided such prospective client or tenant does not compete with LESSEE in the same business, in whole or in part. Likewise, and during the above mentioned term, the LESSOR shall have the right to post the signs which it may deem appropriate in the LAND in order to promote the same.

9.3 Except in case of emergency, the LESSOR shall give notice to the LESSEE before entering the LAND, and the LESSEE shall have the right to escort any representatives of the LESSOR and prospective clients. LESSEE shall have the right to protect LESSEE's proprietary data and information as well as proprietary engineering or manufacturing processes and operations from disclosure to any third party, even though such third party may be a prospective client or tenant of LESSOR.

TENTH.- CAUSES FOR TERMINATION OF LEASE

10.1 The parties agree that this lease agreement, the LAND OPTIONS, the LAND LEASE and the LAND OPTION (the "AGREEMENTS"), are a unity and not susceptible of division or apportionment.

In the event of the breach of any clause, term, covenant, condition or stipulation of any of the AGREEMENTS by Messrs. Refugio Geffroy de Flourie, Elizabeth Pierrett Pepita Flourie Geffroy,

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Edith Elizabeth Cuquita Flourie Geffroy and Eric Juan de Dios Flourie Geffroy ,
automatically the other AGREEMENTS will be exigible and their rescission or termination requested by the LESSEE.

10.2 The LESSEE will have the right to terminate this lease at any time in case that for any circumstance of force majeure, fortuitous case or acts of government (expropriation, seizure, etc.) he cannot continue industrial operations within the LAND. In such a case the LESSEE will notify the LESSOR of his intention to terminate the lease 30 days in advance of the effective date of termination.

In the event LESSEE elects to terminate the lease as allowed in this clause, then the LESSEE shall be free of any further obligations or lease payments under this lease agreement or any obligation under the AGREEMENTS upon written notification to LESSOR of LESSEE's termination, as provided for in this clause.

ELEVENTH.- LESSOR'S RIGHT TO PERFORM THE LESSEE'S COVENANTS

If the LESSEE shall at any time fail to perform any one or more of its covenants made in this lease, the LESSOR, after five (5) business days written notice to the LESSEE (or without notice in the event the act or acts to be performed in fulfillment of the breached covenant require an immediate action) and without waiving or releasing the LESSEE from any obligation of the LESSEE contained in this lease, may (but shall be under no obligation to) perform any act on the LESSEE's part to be performed as provided in this lease, and may enter upon the LAND for that purpose and take all such actions thereon as may be necessary therefor.

All sums paid by the LESSOR and all costs and expenses incurred by the LESSOR in connection with the performance of any such obligation of the LESSEE, shall be payable by the LESSEE to the LESSOR on demand, in the understanding that the late reimbursement of costs and expenses shall accrue delinquent interest at a rate of five percent (5%) per month.

TWELFTH.- GUARANTIES

12.1 LESSOR hereby acknowledges that LESSEE'S deposit of $28,000.00 DLLs.
                                     ------------------------------------
(twenty-eight thousand dollars 00/100 in Currency of the United States of
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Amercia), under the terms of the Lease Agreement is sufficient to serve as
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security deposit for the LAND, and that no further deposit by LESSEE is
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necessary.
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12.2 The deposit of $28,000.00 DLLs. (twenty-eight thousand dollars 00/100 in
                    ---------------------------------------------------------
Currency of the United States of Amercia), as described above, will be
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reimbursed to the LESSEE, without interest, in accordance with the terms of the
                                            -----------------------------------
Lease Agreement.
----------------

12.3 LESSEE shall obtain and deliver to LESSOR, within 5 days following execution of this agreement, a guaranty from LOWRANCE ELECTRONICS, INC. under the terms of the "Absolute Guarantee of Lease" which is attached hereto as Exhibit "B". Accordingly, LOWRANCE ELECTRONICS, INC. shall guaranty any and all obligations of the LESSEE under this agreement.

12.4 In case of early termination for any foreseeable cause attributable to the LESSEE, the LESSOR shall be entitled to keep any amounts delivered to the LESSOR as prepaid rent or deposit, regardless of any other rights which the LESSOR may be entitled to. Such amount shall be applied to amounts owed by LESSEE hereunder.

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THIRTEENTH.- NOTICES

13.1 Any notice to be given to the LESSOR under this agreement shall be sent to _____________________________________________________________ or to such other addresses which may from time to time be notified by the LESSOR to the LESSEE.

13.2 Any notice to be given to the LESSEE under this agreement shall be addressed to Electronica Lowrance de Mexico, S.A. de C.V., located at the corner of Ave. Reforma and Calle Lirios, of Colonia Pacheco, Ensenada, B.C., Mexico, with a copy to 12000 East Skelly Drive, Tulsa, Oklahoma 74128.

13.3 Said notices shall be in writing, and shall be delivered personally to the legal representative of the party in question, or sent by certified mail, postage prepaid to the addresses mentioned above, in which case the corresponding notice shall be deemed delivered fourteen (14) days after the date of mailing thereof.

FOURTEENTH.- EARLY TERMINATION

The LESSOR may terminate this agreement with proper written notification or default in any of the following circumstances:

14.1 In case the term expressed in clause third above expires.

14.2 The LESSEE's failure to pay any monthly rent due and payable hereunder within ten (10) days of receipt of notice of such failure.

14.3 Default in the performance of any of the LESSEE's covenants, agreements or obligations hereunder which remains uncured ten (10) days after LESSEE's receipt of notice thereof or, if such default cannot be fully cured within ten (10) days, if LESSEE has not commenced such cure within ten (10) days.

14.4 The filing of a petition of bankruptcy against the LESSEE.

14.5 In case any competent court declares that any provision hereunder is null and void so that the purposes of the parties in entering this lease are rendered futile.

14.6 Any other cause provided in the corresponding civil code.

In case LESSOR initiates any action to terminate this agreement, due to the LESSEE'S vacancy of the LAND prior to the end of the LEASE TERM or its failure to vacate at the end of the LEASE TERM, LESSEE shall reimburse LESSOR any costs of such action. The LESSEE acknowledges that this clause shall not be construed as an authorization to occupy the LAND beyond the term set forth herein.

FIFTEENTH.- MISCELLANEOUS

15.1 In case any party fails to execute any action against the other as to protect a certain right under this agreement, said failure shall not be construed as a waiver of any other rights derived herefrom.

15.2 This agreement may only be modified by written agreement signed by the authorized representatives of the parties.

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15.3 In case any party hereto exercises an action against the other in order to demand the performance of this agreement, the prevailing party shall be entitled to reasonable attorney's fees.

15.4 The parties agree that this lease agreement shall be governed by the laws of the State of Baja California, Mexico. For everything pertaining to the interpretation and compliance of this lease agreement the parties hereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

IN WITNESS WHEREOF, the parties have executed this agreement in the city of Ensenada, Baja California, Mexico, on October 1st., 1997.

                                                      "LESSOR"
                                          ERIC JUAN DE DIOS FLOURIEGEFFROY,
                                             REFUGIO GEFFROY DE FLOURIE,
                                      ELIZABETH PIERRET PEPITA FLOURIE GEFFROY
                                       EDITH ELIZABETH CUQUITA FLOURIE GEFFROY

---------------------------------------- ---------------------------------------
Eric Juan de Dios Flourie Geffroy        Refugio Geffroy de Flourie



---------------------------------------- ---------------------------------------
Elizabeth Pierret Pepita Flourie Geffroy Edith Elizabeth Cuquita Flourie Geffroy



                                     LESSEE

                  --------------------------------------------
                  Electronica Lowrance de Mexico, S.A. de C.V.
                             Mr. Darrell J. Lowrance

               "WITNESS"                                "WITNESS"



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                            LEASE GUARANTY AGREEMENT

FOR AND IN CONSIDERATION of the agreement by Eric Juan de Dios Flourie Geffroy, Refugio Geffroy de Flourie, Elizabeth Pierret Pepita Flourie Geffroy and Edith Elizabeth Cuquita Flourie Geffroy, (hereinafter referred to as Lessor) and Electronica Lowrance de Mexico, S.A. de C.V., (herein after referred to as Lessee) and further, to induce Lessor to enter into the Lease, and for other good and valuable consideration, Lowrance Electronics, Inc., (hereinafter referred to as Guarantor), a corporation established in the State of _________________, U.S.A., unconditionally and irrevocably guarantees to Lessor the full and prompt payment of all rentals, deposits, and other sums now or hereafter becoming due and payable pursuant to the terms and provisions of the Lease, and any and all renewals, extensions, amendments, or modifications of the Lease ( all of the foregoing are collectively the "Obligations").

In the event any sums owing on any of the Obligation shall become due and are unpaid by Lessee, Guarantor shall immediately pay all of such sums due Lessor upon written notice from Lessor. In the event any of the terms, covenants or provisions of the Lease are not performed promptly as therein provided, Guarantor shall immediately so perform such terms, covenants, or provisions upon written notice from Lessor.

It shall be necessary or required in order to enforce Guarantor's obligations under this Lease Guaranty Agreement that Lessor shall have made demand for payment or performance upon Lessee or any other person liable on or for the Obligations for payment to Lessee or to any other person liable thereon or have given notice to Lessee or any other person liable thereon of non-payment or non-performance of said Obligations, or any other notice whatsoever. It shall not be necessary or required, and Guarantor shall not be entitled to require, that Lessor file suit. Guarantor waives any right to the benefit of or to require or control application of any security or the proceeds of any security now existing or hereafter obtained by Lessor as security for the Obligations. Guarantor shall not have any recourse or action against Lessor by reason of any action Lessor may take or omit to take in connection with security or any other guaranty at any time existing thereof.

This is a guaranty of payment and not merely of collection. No renewal, extension, or rearrangement of any other indulgence with respect to the Obligations, or any part thereof, no release of or substitution for any security or other guaranty now or hereafter held by Lessor for Obligations, or of any part thereof, no failure to perfect any lien or security interest, no impairment of collateral, or any security therefor or guaranty thereof or under this Lease Guaranty Agreement shall in any manner impair the rights of Lessor or the obligations and liability of Guarantor hereunder.

Guarantor further waives notice of the acceptance of this guaranty and waives grace, notice of intent to accelerate maturity, notice that Lessor will not accept late payments, presentment for payment, protest notice of pretest and of dishonor, and diligence en

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taking any action with respect to this Lease Guaranty Agreement or said
Obligations or any property , rights , or interests which secure this Lease Guaranty Agreement or said Obligations. Guarantor consents to and waives notice of any and all renewals, extensions, and rearrangements of said Obligations and to the release of all or any part of any property, rights, or interests which secure this Lease Guaranty Agreement or said Obligations or any person liable for any or the Obligations.

The obligations, covenants, agreements and duties of Guarantor under this Lease Guaranty Agreement shall in no way be affected or impaired by (i) the involuntary or involuntary bankruptcy, assignment for the benefit of credits, reorganization or similar proceeding affecting Lessee or any of Lessee's assets, or (ii) the release of Lessee from the performance or observance of any of the agreements, covenants, terms or conditions contained in the documents evidencing the Obligations by Lessee's bankruptcy, receivership, or similar protective filing. This Lease Guaranty Agreement shall continue to be effective or be reinstalled , as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must be otherwise returned by Lessor in connection with the insolvency, bankruptcy or reorganization of Lessee or otherwise, all as though such payment had not been made.

Guarantor hereby irrevocably waives any and all claims or other rights which it may now have or hereafter acquire against Lessee or any other guarantor of the Obligations that arise from the existence, payment, performance or enforcement of Guarantor's liabilities or Obligations under this Lease Guaranty Agreement , including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification , and any right to participate in any claim or remedy of Lessor against Lessee or any other guarantor of the Obligations or any collateral which Lessor now has or hereafter acquires, whether or not such right , claim or remedy arises in equity or under contract , statute or common law including without limitation, the right to take in receive from Lessee, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such right , claim or remedy.

This Lease Guaranty Agreement is intended for and shall inure to the benefit of Lessor and each and every other person who shall from time to time be or become the owner , assignee or holder of the Lease or any of the Obligations hereby guaranteed, and each and every reference herein to "Lessor" shall also include and refer to each and every successor or assignee of Lessor, where the successor or assignee is allowed under the lease, at any time holding or owing any part of or interest in any part of the Lease or the Obligations hereby Guaranteed. This Lease Guaranty Agreement shall be transferable, in whole or in part, by Lessor and its assigns, with the same force and effect and to the same extent that the Lease or the Obligations are transferable.

Any proceeding under this Lease Guaranty Agreement may be brought by Lessor as to some, but less than all, Obligations, at Lessor's sole discretion, and any such proceeding brought by Lessor with respect to some, but less than all, Obligations shall not in any manner whatsoever affect, waive, diminish, or impair the rights of Lessor to

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thereafter institute proceeding as to any or all Obligations not therefore the subject of any proceeding under this Lease Guaranty Agreement, either simultaneously or serially , until all Obligations have been fully and finally paid and discharged. The exercise of any right or remedy granted to or conferred upon Lessor in this Lease Guaranty Agreement or in any instrument, document, or other writing now or hereafter evidencing, securing, or otherwise pertaining to said Obligations or this Lease Guaranty Agreement shall be wholly discretionary with Lessor, and such right or remedy shall not in any manner affect, impair, or diminish the obligations and liabilities of Guarantor or any person liable on said Obligations, or constitute or be deemed a waiver of any such right or remedy or any other past, present, or future right or remedy of Lessor.

This Lease Guaranty Agreement and the obligations of Guarantor hereunder, and all of the terms, provisions, covenants, warranties, waivers, and agreements contained herein or in any writing evidencing, securing, or otherwise pertaining to the Obligations shall be binding upon Guarantor and its successors, legal representatives and assigns.

Any notice or demand to Guarantor or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon five business days deposit thereof in writing in the U.S. Mails, duly stamped and mailed certified mail, return receipt requested, and address to such Guarantor at the address of Guarantor shown below, with a copy sent to, 15295 Alton Parkway, Irvine CA, 92168 or to such other address as provided by Guarantor to Lessor by written notice, but actual notice, however received, shall always be effective.

Guarantor shall pay to Lessor its reasonable attorney's fees, if the Lessor is the prevailing party and if this Lease Guaranty Agreement is enforced through any judicial proceedings whatsoever.

THIS LEASE GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, USA.

         EXECUTED effective as of the ______ day of ____________, ______.


                                             By: _______________________________

                                             Printed Name:
                                             Title: ____________________________



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